Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

November 5, 2025

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Global Payments Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company’s debt securities (the “Notes”), common stock, preferred stock and depositary shares (the “Depositary Shares” and together with the Notes, the “Securities”).

The Notes will be issued pursuant to an Indenture (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), a form of which is filed as Exhibit 4.1 to the Registration Statement.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities.

In our capacity as special outside counsel to the Company, we have examined and relied on oral and written representations of responsible officers and representatives of the Company and originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the legal capacity of all natural persons; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (e) the Registration Statement, and any amendments thereto (including post-effective amendments), have been filed with the SEC and are effective under the Act; (f) a Prospectus Supplement and related term sheet, as applicable, filed as a free writing prospectus (a “term sheet”) will have been filed with the SEC describing the Securities offered thereby; (g) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (h) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (an “Underwriting Agreement” and together with documents pursuant to which the Securities are governed, the “Transaction Documents”) will have been duly authorized and validly executed and delivered by the parties thereto; and (i) any Notes that may be issued will be issued in a form that complies with the Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Notes will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the Trustee. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Notes are offered), (3) any judicial or regulatory order or decree of any governmental authority, or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Georgia and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Transaction Documents or the transactions governed by the Transaction Documents (the “Relevant Laws”). Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company or the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) broadly or vaguely stated waivers of rights; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) restrictions upon non-written modifications and waivers; (vii) severability clauses; or (viii) provisions for liquidated damages, default interest, late charges, monetary penalties, forfeitures, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Georgia, we have relied upon the opinion letter, dated the date hereof, of Dara Steele-Belkin, General Counsel and Corporate Secretary of the Company, which opinion letter is being filed as Exhibit 5.2 to the Registration Statement.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

(a) with respect to any series of Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has been filed with the SEC and becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement and term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (iii) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (v) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

(b) with respect to any depositary shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has been filed with the SEC and becomes effective under the Act; (ii) an appropriate Prospectus Supplement and term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act; (iii) Transaction Documents in respect of such Offered Depositary Shares have been duly authorized, executed and delivered by each party thereto; (iv) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Transaction Document to be entered into in connection with the issuance of such Offered Depositary Shares; and (v) the Offered Depositary Shares have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Depositary Shares when issued and sold in accordance with the applicable Transaction Document to be entered into in connection with the issuance of such Offered Depositary Shares, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz